                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Nashua Corporation
                (Name of Registrant as Specified In Its Charter)

                               Nashua Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                               NASHUA CORPORATION

                              11 TRAFALGAR SQUARE
                          NASHUA, NEW HAMPSHIRE 03063

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 8, 2001

To the Stockholders of Nashua Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Nashua Corporation (the "Company") will be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on Tuesday, May 8, 2001 at 10:00 a.m., local time, for the following purposes:

     1.  To elect eight directors for terms of one year each.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for the year 2001.

     3. To act upon any other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the meeting.

     The Board of Directors has fixed the close of business on March 27, 2001, as the record date for determining the stockholders having the right to notice of and to vote at the meeting. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose relevant to the meeting, for a period of ten days prior to the meeting during regular business hours at the offices of the Company at 11 Trafalgar Square, Nashua, New Hampshire.

     The Company's Summary Annual Report and Form 10-K, which includes financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2000, accompany this notice of meeting and the enclosed proxy statement.

                                            By order of the Board of Directors,

                                            ROBERT S. AMREIN
                                            Vice President, General
                                            Counsel and Secretary

Nashua, New Hampshire
March 28, 2001

                             YOUR VOTE IS IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY
            COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
VOTING SECURITIES...........................................     1

ELECTION OF DIRECTORS
  Nominees for Election as Directors........................     1
  Meetings and Committees of the Board of Directors.........     3
  Certain Business Relationships of Directors...............     4
  Compensation of Directors.................................     4
  Report of the Governance Committee........................     4

STOCK OWNERSHIP
  Security Ownership of Certain Beneficial Owners...........     6
  Security Ownership of Management..........................     7
  Section 16(a) Beneficial Ownership Reporting Compliance...     9

EXECUTIVE COMPENSATION
  Summary Compensation Table................................     9
  Stock Options.............................................    11
  Pension Plan..............................................    12
  Severance Agreements......................................    12
  Leadership and Compensation Committee Report on Executive
     Compensation...........................................    13

STOCK PERFORMANCE GRAPH.....................................    15

REPORT OF THE AUDIT/FINANCE AND INVESTMENT COMMITTEE........    16

INDEPENDENT AUDITORS........................................    17

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS...........    18

SUBMISSION OF STOCKHOLDER PROPOSALS - 2002 ANNUAL MEETING...    18

SOLICITATION OF PROXIES.....................................    18

OTHER MATTERS...............................................    18

APPENDIX A -- AUDIT/FINANCE AND INVESTMENT COMMITTEE
  CHARTER...................................................   A-1

                               NASHUA CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Nashua Corporation ("Nashua" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 8, 2001, and at any adjournments of that meeting. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 6, 2001.

     A stockholder may revoke the enclosed proxy at any time before it is voted by executing a subsequent proxy, by filing written notice of revocation with the Secretary of the Company, or by voting in person at the meeting.

                               VOTING SECURITIES

     Nashua's only outstanding class of voting securities is its common stock, each share of which is entitled to one vote. Only stockholders of record at the close of business on March 27, 2001 are entitled to vote at the annual meeting and at any adjournments of the meeting. As of the close of business on March 27, 2001, there were 5,833,783 shares of Nashua's common stock outstanding, excluding 1,023,818 shares held in Nashua's treasury. The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock issued and outstanding on March 27, 2001 will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are treated in the same manner as shares present or represented at the annual meeting for purposes of determining the existence of a quorum.

     Under Nashua's bylaws, the affirmative vote of the holders of a majority of the shares of Nashua's common stock entitled to vote held by stockholders present at the annual meeting in person or by proxy is required to approve all matters to be acted upon at the annual meeting. The proxy holders will vote all proxies in accordance with the instructions contained in the proxy card and, if no choice is specified, the proxy holders will vote in favor of the proposal to elect directors, will vote in favor of the ratification of the engagement of Ernst & Young LLP as Nashua's independent auditors, and will use their discretion with respect to any other business properly brought before the annual meeting. The total number of votes cast "for" a proposal will determine whether a proposal is adopted.

     Abstentions are counted in determining the number of votes cast and while not counted as votes "for" or "against" a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes are not counted for any purpose in determining whether a proposal has been approved. A broker non-vote occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter. Under rules of the New York Stock Exchange, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such shares without specific instructions from such customers for "non-discretionary" or "non-routine" proposals.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Pursuant to the bylaws of Nashua, the Board of Directors has fixed at eight the number of directors to be elected at the annual meeting. Nashua's directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled until the next annual meeting of stockholders by the majority of directors then in office.

     The Nashua Board of Directors proposes the election of the following directors of the Company. Each proxy executed and returned by a stockholder will be voted for the election of the nominees for directors listed below, unless authority to do so is withheld. If, however, any nominee becomes unavailable (which is not now anticipated), the persons named as proxies may, in their discretion, vote for another nominee. All of the nominees for directors are currently directors of Nashua, except Mr. Schwarz. Background information about the Board's nominees for election is set forth below.

                                             DIRECTOR
                NAME                   AGE    SINCE                    BUSINESS EXPERIENCE
                ----                   ---   --------                  -------------------
Andrew B. Albert.....................  55      2000     Mr. Albert has served as Chairman and Chief
                                                        Executive Officer of Nashua since December 2000,
                                                        President since April 2000 and a director since
                                                        May 2000. He also served as Chief Operating
                                                        Officer from April 2000 to December 2000. Mr.
                                                        Albert was Chairman and Chief Executive Officer of
                                                        Rittenhouse Paper Company from 1983 to April 2000.
Sheldon A. Buckler...................  69      1994     Dr. Buckler has served as Chairman of the Board of
                                                        Lord Corporation, a technology based manufacturing
                                                        company, since January 1, 2000 and as Chairman of
                                                        the Board of the Massachusetts Eye and Ear
                                                        Infirmary, a Harvard Medical School teaching
                                                        hospital, since December 1996. Dr. Buckler served
                                                        as Chairman of the Board of Commonwealth Energy
                                                        System, a supplier of energy products, from May
                                                        1995 through 1999. Dr. Buckler is a director of
                                                        MCT Corp., Parlex Corporation and NSTAR
                                                        Corporation.
Avrum Gray...........................  65      2000     Mr. Gray has served as Chairman of G-Bar Limited
                                                        Partnership, an options trading firm, since 1981
                                                        and as Chairman of Lynch Systems, Inc., a glass
                                                        press supplier, since 1995. Mr. Gray is a director
                                                        of Lynch Corporation.
John M. Kucharski....................  65      1988     Mr. Kucharski has served as Vice Chairman of
                                                        Nashua since December 2000. He served as Chairman
                                                        of the Board of EG&G, Inc., a provider of
                                                        technical and scientific products and services,
                                                        from 1988 until his retirement in February 1999,
                                                        as its Chief Executive Officer from 1987 through
                                                        1998 and as its President from 1986 until February
                                                        1998. Mr. Kucharski is a director of State Street
                                                        Boston Corporation.
George R. Mrkonic, Jr................  48      2000     Mr. Mrkonic has served as Vice Chairman of Borders
                                                        Group, Inc., a retailer of books and music, since
                                                        December 1994, President from 1994 until January
                                                        1997 and a director since August 1994. Prior to
                                                        joining Borders, Mr. Mrkonic served as Executive
                                                        Vice President of Kmart Corporation. Mr. Mrkonic
                                                        is a director of Champion Enterprises, Inc., Cheap
                                                        Tickets, Inc. and Syntel, Inc.
Peter J. Murphy......................  52      1997     Mr. Murphy has served as Chief Executive Officer
                                                        of Parlex Corporation, a manufacturer of
                                                        electrical components, since July 1997, President
                                                        since July 1995 and a director since March 1994.
                                                        Prior to his employment with Parlex Corporation,
                                                        Mr. Murphy served as President of Teledyne
                                                        Electro-Mechanisms, a manufacturer of flexible
                                                        circuits.

                                             DIRECTOR
                NAME                   AGE    SINCE                    BUSINESS EXPERIENCE
                ----                   ---   --------                  -------------------
James F. Orr III.....................  58      1989     Mr. Orr has served as President and Chief
                                                        Executive Officer of United Asset Management
                                                        Corp., an investment management firm, since May
                                                        2000. Mr. Orr served as Chairman, Chief Executive
                                                        Officer and President of UNUM Corporation, an
                                                        insurance company, from 1988 until his retirement
                                                        in November 1999. Mr. Orr is a director of Maine
                                                        Bank Corp. and MDT Advisors.
Mark E. Schwarz......................  40        --     Mr. Schwarz has been the sole general partner of
                                                        Newcastle Partners, L.P., a private investment
                                                        firm, since January 1993. He has also been
                                                        President and sole Managing Member of Newcastle
                                                        Capital Group, L.L.C. since 2000. Mr. Schwarz was
                                                        Vice President of Sandera Capital Management,
                                                        L.L.C. from December 1995 to June 1999 and a
                                                        Manager from May 1995 to September 1999. He was a
                                                        securities analyst and portfolio manager for SCM
                                                        Advisors, L.L.C. from May 1993 to 1996. Mr.
                                                        Schwarz is a director of Bell Industries, Inc.,
                                                        Tandycrafts, Inc. and Hallmark Financial Services,
                                                        Inc.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board of Directors held six regular meetings and eight special meetings during 2000. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served in 2000.

     Dr. Buckler is the Lead Director of the Company. As Lead Director, Dr. Buckler acts as Chairman of the Board in Mr. Albert's absence, chairs the Governance Committee and leads all activities related to Chief Executive Officer performance and succession.

     The standing committees of the Board of Directors are the Audit/Finance and Investment Committee, the Leadership and Compensation Committee and the Governance Committee. The current members of the committees of the Board of Directors are as follows:

     AUDIT/FINANCE AND             LEADERSHIP AND
   INVESTMENT COMMITTEE        COMPENSATION COMMITTEE        GOVERNANCE COMMITTEE
   --------------------        ----------------------        --------------------
Charles S. Hoppin, Chairman  James F. Orr III, Chairman  Sheldon A. Buckler, Chairman
    Sheldon A. Buckler               Avrum Gray                   Avrum Gray
  George R. Mrkonic, Jr.         John M. Kucharski            Charles S. Hoppin
      Peter J. Murphy           David C. Miller, Jr.         David C. Miller, Jr.
                                  Peter J. Murphy           George R. Mrkonic, Jr.
                                                               James F. Orr III

     The Audit/Finance and Investment Committee is responsible for overseeing the Company's financial reporting process. In doing so, the committee reviews the independent public auditors' reports and audit findings, the scope and plans for future audit programs, annual financial statements, accounting, financial and internal controls of the Company, information systems, risk management activities and compliance programs. The Audit/Finance and Investment Committee recommends the choice of independent public auditors to the full Board of Directors and reviews their procedures for ensuring their independence with respect to the services performed for the Company. The committee is also responsible for supervising policies and decisions relating to financing and major cash management, pension fund and capital investment decisions. The Board of Directors has adopted a written charter for the Audit/Finance and Investment Committee, a copy of which is attached to this proxy statement as Appendix A.

     The Audit/Finance and Investment Committee is composed of outside directors who are not officers or employees of the Company. The Board of Directors has determined that the members of the Audit/Finance and Investment Committee are independent directors, as defined by the Audit/Finance and Investment Committee charter and the rules of the New York Stock Exchange. The Audit/Finance and Investment Committee held five meetings in 2000.

     The Leadership and Compensation Committee is responsible for screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of and succession to key management positions and deciding on senior management compensation. The Leadership and Compensation Committee held two meetings in 2000.

     The Governance Committee is responsible for recommending to the entire Board the size and composition of the Board, recommending policies regarding tenure and retirement of Directors, evaluating Board and Director performance and making recommendations for improvement, nominating candidates for election to the Board, making assignments to Board committees, and making recommendations for improving governance processes of the Board. The Governance Committee held three meetings in 2000. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data and qualifications.

                  CERTAIN BUSINESS RELATIONSHIPS OF DIRECTORS

     Following Nashua's April 2000 acquisition of Rittenhouse Paper Company, Mr. Albert, formerly chairman and chief executive officer of Rittenhouse, was elected as a director and officer of Nashua. During 2000, Nashua paid approximately $267,915 to separate partnerships and a corporation owned or controlled by the former owners of Rittenhouse, including Mr. Albert, under certain leases for facilities and equipment.

                           COMPENSATION OF DIRECTORS

     Non-employee members of the Board of Directors receive an annual retainer payable in shares of Nashua's common stock with a market value of $15,000 on the date of grant, effective as of the first day following their election to the Board. They also receive $1,000 in cash plus expenses for each Board meeting or Board committee meeting attended and each year are awarded stock options to purchase 5,000 shares of common stock having an exercise price equal to the fair market value of such shares on the date of award under the provisions of Nashua's stock award plans. The Lead Director, currently Dr. Buckler, receives an additional $7,500 annually in cash, the Chairman of the Audit/Finance and Investment Committee receives an additional $2,500 annually in cash and the Chairman of the Leadership and Compensation Committee receives an additional $1,500 annually in cash. In December 2000, Mr. Kucharski was elected Vice Chairman of the Board and given the responsibility to oversee the assessment of the Company's strategy with respect to its Toner division. For those services, the Company granted Mr. Kucharski an option to purchase 5,000 shares of common stock and agreed to compensate Mr. Kucharski an additional $50,000 in cash, payable in 2001.

                       REPORT OF THE GOVERNANCE COMMITTEE

     The Governance Committee is composed of non-employee directors and is charged with responsibility for recommending to the Board the size and composition of the Board, policies regarding tenure and retirement of Directors, evaluation of Board and Director performance and recommendations for improvement and, on an annual basis, nomination of candidates for election to the Board, assignments to Board committees and recommendations for improving government processes of the Board. The Lead Director serves as Chairman of the Committee.

     The Committee performs the following duties:

     - Recommends to the entire Board any changes in the size of the Board or particular skills and experience that should be added in order to strengthen the Board's ability to deal with key issues facing the Company.

     - Defines the skills and experience that are needed on the Board.

     - Identifies potential candidates and screens them to recommend a slate of directors in advance of annual Board elections. Recommends candidates to fill open positions that are created either through resignations of existing directors or expansion of the Board.

     - Establishes policies regarding compensation, tenure and retirement of directors.

     - Reviews any material changes in a director's job responsibility to determine whether they warrant resignation or retention on the Board.

     - Establishes Board performance expectations and expectations for individual director performance and contributions.

     - Evaluates performance of the Board and individual directors on an annual basis, drawing on outside professional resources as required, and provides constructive feedback to the Board overall and to individual directors that will help them in improving their contributions to the Company.

     - Identifies needed improvements in Board processes and protocols, drawing upon inputs from all directors.

     - Identifies and screens candidates for Board positions and recommends to the full Board the candidates for nomination and election.

     In its 2000 annual evaluation of Board effectiveness and individual director performance, the Committee recommended to the Board that two new Directors be added, and that two incumbent Directors not stand for reelection at the 2001 Annual Meeting. With the concurrence of the Board, the Committee then identified and screened potential candidates and recommended to the Board the addition of George R. Mrkonic and Avrum Gray. Mr. Mrkonic and Mr. Gray were elected to the Board in October 2000. In February 2001, in the course of its annual screening of candidates for election to the Board at the 2001 Annual Meeting, the Committee met with Mark E. Schwarz, who had been a candidate for election to the Board at the 2000 Annual Meeting, and concluded that Mr. Schwarz would be a valuable addition to the Board. Accordingly, the Committee recommended to the Board, and the Board nominated for election at the 2001 Annual Meeting, Andrew B. Albert, Sheldon A. Buckler, Avrum Gray, John M. Kucharski, George R. Mrkonic, Jr., Peter J. Murphy, James F. Orr III and Mark E. Schwarz. Upon election of these nominees, four of the eight directors will have served for a number of years, and four will have joined the Board since the 2000 Annual Meeting. The Committee believes that this Board composition optimally combines the benefits of the longer term directors' extensive knowledge of the Company and its business with the valuable perspectives of the newer members.

                                            Governance Committee
                                                 Sheldon A. Buckler, Chairman
                                                 Avrum Gray
                                                 Charles S. Hoppin
                                                 David C. Miller, Jr.
                                                 George R. Mrkonic, Jr.
                                                 James F. Orr III

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by all persons known to Nashua to be the beneficial owners of more than 5% of its common stock, as of March 16, 2001:

                                                                   AMOUNT AND          PERCENT OF
                                                              NATURE OF BENEFICIAL    COMMON STOCK
                  NAME OF BENEFICIAL OWNER                        OWNERSHIP(1)        OUTSTANDING
                  ------------------------                    --------------------    ------------
Gabelli Funds, LLC/GAMCO Investors, Inc./Gabelli
  International II Limited/Gabelli Advisers, Inc./ Gabelli
  Group Capital Partners, Inc./Gabelli Asset Management
  Inc./Marc J. Gabelli/Mario J. Gabelli.....................        975,149(2)            16.7%
  One Corporate Center, Rye, NY 10580
Dimensional Fund Advisors Inc...............................        487,900(3)             8.4%
  1299 Ocean Avenue, Santa Monica, CA 90401
The TCW Group, Inc./Robert Day..............................        453,500(4)             7.8%
  865 South Figueroa Street, Los Angeles, CA 90017
FleetBoston Financial Corporation...........................        453,303(5)             7.8%
  100 Federal Street, Boston, MA 02110
Franklin Resources, Inc./Charles B. Johnson/Rupert H.
  Johnson, Jr./ Franklin Advisory Services, LLC.............        399,200(6)             6.8%
  777 Mariners Island Boulevard, San Mateo, CA 94404

---------------
(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 16, 2001 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Information is based on a joint Schedule 13D (Amendment No. 24) dated February 13, 2001, furnished by such beneficial owners which are affiliated with one another. Gabelli Funds, LLC owns 270,500 shares for which it has sole voting power and sole dispositive power. GAMCO Investors, Inc. owns 684,649 shares, for which it has sole voting power as to 681,149 shares and sole dispositive power. Gabelli International II Limited owns 15,000 shares for which it has sole voting power and sole dispositive power. Gabelli Advisers, Inc. owns 5,000 shares for which it has sole voting power and sole dispositive power.

(3) Information is based on Schedule 13G dated February 2, 2001, furnished by such beneficial owner. Dimensional Fund Advisors Inc. has sole voting and sole dispositive power with respect to such shares. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Nashua that are owned by the Funds. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4) Information is based on Schedule 13G (Amendment No. 5), dated February 12, 2001, furnished by such beneficial owners. The TCW Group, Inc. and Robert Day have shared voting and shared dispositive power with respect to such shares.

(5) Information is based on Schedule 13G dated February 14, 2001, furnished by such beneficial owner. FleetBoston Financial Corporation has sole voting power as to 266,603 shares and sole dispositive power as to 453,303 shares.

(6) Information is based on Schedule 13G (Amendment No. 3) dated January 26, 2001, furnished by such beneficial owners. Franklin Advisory Services, LLC has sole voting and sole dispositive power with respect to such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by Nashua's current directors and nominees, the executive officers named in the Summary Compensation Table on page 9, and all directors and executive officers as a group, as of March 16, 2001:

                                                AMOUNT AND NATURE OF        PERCENT OF COMMON
NAME                                           BENEFICIAL OWNERSHIP(1)      STOCK OUTSTANDING
----                                           -----------------------      -----------------
Albert, Andrew B. ...........................          175,214(2)(13)              3.0%
Buckler, Sheldon A. .........................           23,328(3)(4)                 *
DiGiovine, Donna J. .........................           18,250(5)                    *
Garbacz, Gerald G. ..........................          179,181(6)(13)              3.1%
Gray, Avrum..................................           43,867(3)(7)                 *
Hoppin, Charles S. ..........................           20,328(3)                    *
Ireland, John J. ............................           98,595(8)(13)              1.7%
Kucharski, John M. ..........................           25,828(3)                    *
Matson, Joseph R. ...........................           37,561(9)(13)                *
Miller, Jr., David C. .......................           18,328(3)(10)                *
Mrkonic, Jr., George R. .....................           16,200(3)                    *
Murphy, Peter J. ............................           13,391(3)                    *
Orr III, James F. ...........................           30,328(3)                    *
Patenaude, John L. ..........................           54,100(11)(13)               *
Schwarz, Mark E. ............................          247,200(12)                 4.2%
Directors and Executive Officers as a group
  (15 persons)...............................          577,318(13)(14)(15)         9.9%

---------------
  *  Less than 1% of outstanding shares of common stock.

 (1) Information as to the interests of the respective nominees has been furnished in part by them. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 16, 2001 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Includes 100,000 shares of restricted stock, 33,333 shares of which will vest on April 17, 2001, 33,333 shares of which will vest on April 17, 2002 and 33,334 shares of which will vest on April 17, 2003. Dividends, if any, will be paid on the shares of restricted stock whether or not they are still subject to restrictions. The vesting schedule for the restricted stock is subject to acceleration upon death, disability or a change of control. However, upon the termination of Mr. Albert's employment with the Company, any unvested shares will forfeit to the Company.

 (3) Includes shares each non-employee director has a right to acquire through stock options which are exercisable within 60 days of March 16, 2001 -- Mr. Buckler, 10,000 shares; Mr. Gray, 5,000 shares; Mr. Hoppin, 12,000 shares; Mr. Kucharski, 17,000 shares; Mr. Miller, 9,000 shares; Mr. Mrkonic, 5,000 shares; Mr. Murphy, 8,000 shares; and Mr. Orr, 12,000 shares.

 (4) Includes 2,000 shares held by Mr. Buckler's spouse.

 (5) Includes 16,750 shares Ms. DiGiovine has a right to acquire through stock options which are exercisable within 60 days of March 16, 2001.

 (6) Includes 120,000 shares Mr. Garbacz has a right to acquire through stock options which are exercisable within 60 days of March 16, 2001.

 (7) Includes 14,000 shares held by GF Limited Partnership in which Mr. Gray is a general partner and 10,667 shares held by AVG Limited Partnership in which Mr. Gray is a general partner. Mr. Gray disclaims beneficial ownership of these shares. Also includes 11,000 shares held by JYG Limited Partnership in which Mr. Gray's spouse is a general partner. Mr. Gray disclaims beneficial ownership of these shares.

 (8) Includes 46,000 shares Mr. Ireland has a right to acquire through stock options which are exercisable within 60 days of March 16, 2001. Also includes 50,000 shares of restricted stock, 25,000 shares of which will vest if certain performance targets are met for fiscal 2001 and 25,000 shares of which will vest one year thereafter if Mr. Ireland is still an employee of the Company at that time. Dividends, if any, will accumulate on the shares of restricted stock and be paid when and if the underlying shares vest. The vesting schedule for the restricted stock is subject to acceleration upon death, disability or a change of control. However, upon the termination of Mr. Ireland's employment with the Company, any unvested shares will forfeit to the Company.

 (9) Includes 26,700 shares Mr. Matson has a right to acquire through stock options which are exercisable within 60 days of March 16, 2001. Also includes 10,000 shares of restricted stock, 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $20.00; and 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $25.00. The vesting schedule for the restricted stock is subject to acceleration upon death or disability. Any shares of restricted stock that have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on the shares of restricted stock and be paid when and if the underlying shares vest.

(10) Includes 1,395 shares held by Mr. Miller's spouse.

(11) Includes 27,000 shares Mr. Patenaude has a right to acquire through stock options which are exercisable within 60 days of March 16, 2001. Also includes 10,000 shares of restricted stock, 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $19.00; and 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $21.00. The vesting schedule for the restricted stock is subject to acceleration upon death or disability, and any shares of restricted stock that have not vested upon the earlier of (i) May 12, 2003 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of restricted stock, 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $21.00; and 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $23.00. The vesting schedule for the latter described shares of restricted stock is subject to acceleration upon death or disability, and any shares of restricted stock that have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on all shares of restricted stock and be paid when and if the underlying shares vest.

(12) Shares held by Newcastle Partners, L.P. in which Mr. Schwarz is the sole general partner.

(13) Includes shares held in trust under the Company's Employees' Savings Plan under which each participating employee has voting power as to the shares in his account. As of March 16, 2001, 9,181 shares are held in trust for Mr. Garbacz's account; 214 shares are held in trust for Mr. Albert's account; 2,595 shares are held in trust for Mr. Ireland's account; 6,100 shares are held in trust for Mr. Patenaude's account; 861 shares are held in trust for Mr. Matson's account; and 9,770 shares are held in trust for the accounts of all directors and executive officers as a group. No director other than Mr. Albert participates in the Plan.

(14) Includes 194,450 shares which the directors and executive officers of Nashua have the right to acquire through stock options which are exercisable within 60 days of March 16, 2001.

(15) Includes 180,000 shares of restricted stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its directors and executive officers in complying with these filing requirements. Directors, executive officers and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that during 2000 its directors, executive officers and 10% stockholders have complied with all Section 16(a) filing requirements.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services to the Company for the 1998, 1999 and 2000 fiscal years, of the Company's Chief Executive Officer, the Company's former Chief Executive Officer and the other four most highly compensated executive officers of the Company for 2000, all of whom except for Mr. Garbacz were serving as executive officers as of December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                  ANNUAL           --------------------------------
                                               COMPENSATION           PERFORMANCE        SECURITIES
                                           --------------------     BASED RESTRICTED     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)    STOCK AWARDS($)(1)    OPTIONS(#)    COMPENSATION($)(2)
---------------------------         ----   ---------   --------    ------------------    ----------    ------------------
Gerald G. Garbacz(3)..............  2000    350,000     35,000               --                --             9,594
  Former Chairman                   1999    350,000         --           69,750(4)         60,000            10,956
  and Chief Executive Officer       1998    384,596         --          400,000(4)             --            20,342
Andrew B. Albert(5)...............  2000    250,000         --          850,000(6)         50,000             1,279
  Chairman, President and Chief
  Executive Officer
John J. Ireland...................  2000    250,000    110,000          425,000(7)             --             8,156
  Vice President                    1999    230,307     75,738               --            25,000             4,941
  Specialty Paper Products          1998    199,154    144,520          223,750(8)             --             5,290
  Division
John L. Patenaude.................  2000    185,000     20,720               --                --             5,203
  Vice President -- Finance, Chief  1999    165,000     20,328               --            25,000             4,685
  Financial Officer and             1998    156,058     38,426(9)       326,250(10)(11)        --             4,393
  Treasurer
Joseph R. Matson..................  2000    155,000     11,160               --                --             5,435
  Vice President,                   1999    150,000      9,600               --            10,000             5,648
  Corporate Controller              1998    151,038      7,250               --             5,000             6,211
Donna J. DiGiovine(12)............  2000    140,000     22,638(9)            --                --             4,422
  Vice President                    1999    113,327     21,035               --            22,500             3,785
  Toner Products Division

---------------

 (1) Market value of restricted shares on the date of grant. As of December 29, 2000, the market value (based on the closing price of $4.44 on the New York Stock Exchange of Nashua's common stock on such date) and number of restricted shares were: Mr. Garbacz -- $683,760 (154,000 shares); Mr. Albert -- $444,000 (100,000 shares); Mr. Ireland -- $222,000 (50,000 shares); Mr. Patenaude -- $88,800 (20,000 shares); and Mr.
     Matson -- $44,400 (10,000 shares).

 (2) The amounts listed consist of Company contributions to the Employees' Savings Plan, life insurance income and cash payments in lieu of medical benefits. In 2000, these amounts were:

     (a) as to the Employees' Savings Plan -- Mr. Garbacz, $5,250; Mr. Albert, $1,279; Mr. Ireland, $7,346; Mr. Patenaude, $4,320; Mr. Matson, $4,715;
         and Ms. DiGiovine, $4,173.

     (b) as to life insurance income -- Mr. Garbacz, $3,564; Mr. Ireland, $810; Mr. Patenaude, $883; Mr. Matson, $720; and Ms. DiGiovine, $249.

     (c) as to cash payments in lieu of medical benefits -- Mr. Garbacz, $780.

 (3) Mr. Garbacz resigned as the Chairman and Chief Executive Officer of the Company effective December 15, 2000. He subsequently resigned as an employee of the Company effective as of January 5, 2001.

 (4) As a result of Mr. Garbacz's resignation as an employee of the Company effective as of January 5, 2001, Mr. Garbacz forfeited 145,000 shares of restricted stock. Also in connection with his resignation, on January 12, 2001, Mr. Garbacz received a cash bonus of $70,000 upon the cancellation of the remaining shares of restricted stock held by him.

 (5) Mr. Albert joined the Company on April 17, 2000.

 (6) Consists of 100,000 shares of restricted stock (granted when the price of Nashua shares was $8.50), 33,333 shares of which will vest on April 17, 2001, 33,333 shares of which will vest on April 17, 2002 and 33,334 shares of which will vest on April 17, 2003. Dividends, if any, will be paid on the shares of restricted stock whether or not they are still subject to restrictions. The vesting schedule for the restricted stock is subject to acceleration upon death, disability or a change of control. However, upon the termination of Mr. Albert's employment with the Company, any unvested shares will forfeit to the Company.

 (7) Consists of 50,000 shares of restricted stock (granted when the price of Nashua shares was $8.50), 25,000 shares of which will vest if certain performance targets are met for fiscal 2001 and 25,000 shares of which will vest one year thereafter if Mr. Ireland is still an employee of the Company at that time. Dividends, if any, will accumulate on the shares of restricted stock and be paid when and if the underlying shares vest. The vesting schedule for the restricted stock is subject to acceleration upon death, disability or a change of control. However, upon the termination of Mr. Ireland's employment with the Company, any unvested shares will forfeit to the Company.

 (8) The shares of restricted stock representing the amount shown were forfeited by Mr. Ireland on July 12, 2000.

 (9) Includes market value of performance based restricted stock as of the date the performance target was met and such stock was acquired.

(10) Consists of 10,000 shares of restricted stock (granted when the price of Nashua shares was $16.625), 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $19.00; and 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $21.00. The vesting schedule for the restricted stock is subject to acceleration upon death or disability. Any shares of restricted stock that have not vested upon the earlier of (i) May 12, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on the shares of restricted stock and be paid when and if the underlying shares vest.

(11) Consists of 10,000 shares of restricted stock (granted when the price of Nashua shares was $16.00), 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $21.00; and 5,000 shares of which will vest when the average closing price of Nashua stock over a ten trading day period reaches $23.00. The vesting schedule for the restricted stock is subject to acceleration upon death or disability. Any shares of restricted stock that have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on the shares of restricted stock and be paid when and if the underlying shares vest.

(12) Ms. DiGiovine became an executive officer of the Company in December 1999.

STOCK OPTIONS

     The following table sets forth information on grants made during 2000 of stock options to the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during 2000.

                             OPTION GRANTS IN 2000

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                NUMBER OF                                                           STOCK PRICE
                                SECURITIES   PERCENT OF TOTAL                                    APPRECIATION FOR
                                UNDERLYING    OPTIONS GRANTED                                     OPTION TERM(2)
                                 OPTIONS       TO EMPLOYEES      EXERCISE PRICE   EXPIRATION   ---------------------
NAME                             GRANTED          IN 2000         ($/SHARE)(1)       DATE         5%          10%
----                            ----------   -----------------   --------------   ----------   ---------   ---------
Andrew B. Albert..............    50,000(3)        31%               $4.38         12/15/10    $137,728    $349,030

---------------
(1) The exercise price is equal to the fair market value of the Company's common stock on the date of grant.

(2) These two columns show what the value of the options would be after ten years if the market price of the Company's common stock increased 5% or 10% each year for the ten years from the date the options were granted until the options expired. To put this data into perspective, the resulting Nashua stock prices for the grant expiring on December 15, 2010 would be $7.13 at a 5% rate of appreciation and $11.36 at a 10% rate of appreciation. This information is required by the Securities and Exchange Commission and does not mean that the Company predicts that these options will have any such value nor that the market price of the Company's common stock will increase by any specific amount. The actual value that these options will have depends entirely on increases or decreases in the market price of the Company's common stock and when the options are exercised.

(3) The option was granted under the 1999 Shareholder Value Plan. One half of the option becomes exercisable on December 15, 2001 and the other half becomes exercisable on December 15, 2002.

     The following table sets forth information regarding the number and value of unexercised options to purchase the Company's common stock held by the executive officers named in the Summary Compensation Table at the end of 2000. No stock appreciation rights were exercised during 2000 or were outstanding at the end of 2000. No stock options were exercised during 2000.

                         FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED,
                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY, OPTIONS AT
                                                     OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(1)
                                                     ---------------------------    ---------------------------
NAME                                                 EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                                 -----------   -------------    -----------   -------------
Gerald G. Garbacz..................................    120,000        30,000(2)         $0               $0
Andrew B. Albert...................................          0        50,000            $0           $3,000
John J. Ireland....................................     46,000        12,500            $0               $0
John L. Patenaude..................................     27,000        12,500            $0               $0
Joseph R. Matson...................................     27,700         5,000            $0               $0
Donna J. DiGiovine.................................     14,250        11,250            $0               $0

---------------
(1) Option values are based on the difference between the closing price on the New York Stock Exchange of the Company's common stock of $4.44 per share on December 29, 2000 and the exercise price of the options.

(2) The unexercisable portion of these options terminated as a result of Mr. Garbacz's resignation on January 5, 2001.

PENSION PLAN

     Nashua provides retirement benefits to its salaried employees, including the executive officers named in the Summary Compensation Table, under the Nashua Corporation Retirement Plan for Salaried Employees (the "Nashua Retirement Plan"), which is a qualified retirement plan under the Internal Revenue Code. The Employee Retirement Income Security Act of 1974 limits pensions that may be paid under plans qualified under the Internal Revenue Code (the limit was $170,000 in 2000). Pension amounts exceeding this limit may be paid outside of qualified plans. Nashua has an unfunded Supplemental Excess Retirement Benefit Plan ("SERP") that provides for additional retirement benefits to certain of its employees, including Messrs. Garbacz, Ireland, Patenaude, Matson and Ms. DiGiovine.

     The following table sets forth the estimated annual benefits payable at normal retirement age (65) under the Nashua Retirement Plan and the SERP combined. Benefits under the Nashua Retirement Plan and the SERP last for the life of the employee.

                           ESTIMATED PENSION BENEFITS

                                                          YEARS OF SERVICE
                          ---------------------------------------------------------------------------------
   FIVE YEAR AVERAGE                                                                               35 OR
      COMPENSATION        5 YEARS    10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    MORE YEARS
   -----------------      -------    --------    --------    --------    --------    --------    ----------
 $  125,000.............  $10,000    $ 20,000    $ 30,000    $ 40,000    $ 50,000    $ 60,000     $ 70,000
    250,000.............   21,000      43,000      64,000      85,000     106,000     128,000      149,000
    375,000.............   33,000      65,000      98,000     130,000     163,000     195,000      228,000
    500,000.............   44,000      88,000     131,000     175,000     219,000     263,000      307,000
    625,000.............   55,000     110,000     165,000     220,000     275,000     330,000      385,000
    750,000.............   66,000     133,000     199,000     265,000     331,000     398,000      464,000
    875,000.............   78,000     155,000     233,000     310,000     388,000     465,000      543,000
  1,000,000.............   89,000     178,000     266,000     355,000     444,000     533,000      622,000

     Compensation covered by the Nashua Retirement Plan and the SERP generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Company's Employees' Savings Plan. For purposes of the Nashua Retirement Plan and the SERP, the five year average compensation is equal to the average annual salary and bonus over the final five years of employment. The annual salary and bonus for the current year for the executive officers named in the Summary Compensation Table is indicated in the Annual Compensation column of that table. As of December 31, 2000, the executive officers named in the Summary Compensation Table had the following years of service credited under the Nashua Retirement Plan and the SERP: Mr. Garbacz, 4 years; Mr. Albert, 0 years; Mr. Ireland, 5.5 years; Mr. Patenaude, 8 years; Mr. Matson, 15 years; and Ms. DiGiovine, 3 years.

     Benefits as shown above are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Benefits under the Nashua Retirement Plan and the SERP are computed on the basis of a straight life annuity. These benefits are not subject to any deduction for Social Security or other offset.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with Messrs. Albert, Ireland, Patenaude and Matson and Ms. DiGiovine in order to ensure their continued service to Nashua in the event of a change in control of Nashua. These severance agreements provide that upon termination of employment under certain circumstances within three years after a change in control of Nashua, the employee would receive severance pay equal to three times the sum of his or her annual salary and bonus plus benefits, totalling an estimated $1,400,154, $1,421,672, $841,000, $679,767, and $645,313, respectively, for the individuals named above. In addition, Mr. Albert's and Mr. Ireland's severance agreements provide that upon a change of control of Nashua any unvested portion of their restricted stock will vest.

     In addition, each employee can terminate his or her employment after a change in control of Nashua and receive such severance pay if he or she determines in good faith that any assignment of duties is inconsistent with his or her duties prior to a change of control or certain action by the Company results in a diminution in position, duties, authority or responsibilities. If the employment of any of such employees is terminated by the Company apart from the circumstances above for reasons other than misconduct, the executive would receive one year's salary and certain other benefits. The value of this compensation and benefits totals an estimated $356,000, $266,000, $201,000, $166,000, and $166,000, respectively, for the individuals named above. The Company had entered into a similar severance agreement with Mr. Garbacz, who resigned as an employee of the Company on January 5, 2001.

THE LEADERSHIP AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Leadership and Compensation Committee is composed of non-employee directors and is charged with the responsibility of screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of key managers and succession to their positions and deciding on senior management compensation. The Committee administers the Company's Management Incentive Plan and the Company's stock option and stock incentive plans. Each year the Committee reviews the performance of the Chief Executive Officer against objectives and sets the Chief Executive Officer's base salary. The Committee also reviews the performance and the salary levels of other executive officers, including the executive officers named in the Summary Compensation Table, and makes decisions regarding the above plans. In November 2000 the Committee, in the course of carrying out its responsibilities to evaluate senior management performance and plan for management succession, acting jointly with the Governance Committee and under the overall leadership of the Lead Director, considered Mr. Garbacz's plans for retirement and the needs of the Company and recommended to the Board that Mr. Albert succeed Mr. Garbacz as Chief Executive Officer.

     The Committee's compensation policies applicable to the Company's executive officers during 2000 are set forth below:

          The Committee believes that base salaries should be at competitive levels so as to attract and retain well qualified executives. With respect to the salary of the Chief Executive Officer, the Committee considered a number of factors including survey data, the size and performance of the Company, past practice at the Company, each Committee member's own individual experiences in compensation matters and the inter-relationship of salary to cash incentive compensation and long-term equity-based compensation. The Committee also further tied overall compensation heavily to stock performance by awarding options and restricted stock. Mr. Albert, who was granted 100,000 shares of restricted stock vesting over a three year period or earlier upon death, disability or change of control in connection with Nashua's acquisition of Rittenhouse Paper Company, also received options to purchase 50,000 shares of stock upon his election as Chief Executive Officer of the Company. The Committee has also reviewed the compensation of the Company's executive officers, including those executive officers listed in the Summary Compensation Table, and has concluded that the salaries for the executive officers listed in the Summary Compensation Table are competitive with the salaries for similar positions included in the survey data reviewed by the Committee.

          The Committee believes that incentive compensation paid in cash should be awarded to support company objectives based on company, group, division and personal performance during the preceding year. The Company's Management Incentive Plan provides that cash awards may be granted each year by the Committee based on corporate, segment, division and personal performance. For the individuals who served as Chief Executive Officer and principal corporate staff officers, award targets for 2000 were based on the Company's pretax operating income budget, total Company revenues and personal performance objectives. For the Vice Presidents in charge of operating units, award targets were based on the respective unit's pretax operating income budget, total Company revenues and personal performance objectives.

          The Committee believes that long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company's success. The Committee's policy has been to award performance-based restricted stock and stock option grants in order to more closely align the interests of management with those of stockholders and to attract and retain executives during a period when the Company has been undergoing significant operational changes.

     The Committee has not adopted a policy on the tax law disallowing deductions on compensation in excess of $1 million for certain executives of public companies. The Company believes that options and performance-based restricted stock awards granted under its stock incentive plans are exempt from the limitation and that other compensation expected to be paid during 2001 will be below the compensation limitation.

                                            Leadership and Compensation
                                            Committee
                                                 James F. Orr III, Chairman
                                                 Avrum Gray
                                                 John M. Kucharski
                                                 David C. Miller, Jr.
                                                 Peter J. Murphy

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and a composite peer group for the five years commencing December 31, 1995 and ending December 31, 2000. A peer group comparison is used because, offering a diverse mix of products and services, the Company did not believe that a single industry or line-of-business index provided an adequate measure for comparison to the Company as a whole.

     The Company's products and services include thermal papers, thermosensitive and pressure sensitive labels, and specialty papers, as well as toners and developers. In constructing a composite peer group, the Company selected published indices to represent various products. The indices are: for thermal papers, thermosensitive and pressure sensitive labels and specialty papers -- the S&P Paper and Forest Products Index, and for toners and developers -- the S&P Office Equipment & Supplies Index. The Company then weighted the two indices in proportion to the 2000 revenues of Nashua's products and services represented by the respective indices.

                                    [GRAPH]

              -----------------------------------------------------------------------------------------------------
                                          1995         1996         1997         1998         1999         2000
              -----------------------------------------------------------------------------------------------------
               Nashua Corporation        100.00        88.07        85.31        97.69        55.04        32.58
               S&P 500 Index             100.00       122.96       163.98       210.84       255.21       231.98
               Composite Peer Group      100.00       112.11       126.37       137.36       172.29       138.60

              REPORT OF THE AUDIT/FINANCE AND INVESTMENT COMMITTEE

     The Audit/Finance and Investment Committee consists of the following four members of the Company's Board of Directors: Charles S. Hoppin, Sheldon A. Buckler, George R. Mrkonic, Jr., and Peter J. Murphy. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The members of the Committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange.

     The Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. The Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Committee discussed with the independent auditors their independence from the Company. The Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining their independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit/Finance and Investment Committee
                                               Charles S. Hoppin, Chairman
                                               Sheldon A. Buckler
                                               George R. Mrkonic, Jr.
                                               Peter J. Murphy

                              INDEPENDENT AUDITORS

     On March 10, 2000, PricewaterhouseCoopers LLP informed the Company that it did not intend to stand for reappointment as the Company's independent public accountants for the year 2000. On March 13, 2000, with the approval of the Audit/Finance and Investment Committee and the concurrence of the Board of Directors, the Company engaged Ernst & Young LLP as the Company's independent public accountants for the year 2000.

     Prior to their engagement, neither the Company nor anyone on behalf of the Company had consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(l)(iv) of Regulation S-K, or any reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

     PricewaterhouseCoopers' reports on the financial statements of the Company for each of the two fiscal years prior to March 2000 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with the audits by PricewaterhouseCoopers of the Company's financial statements for the Company's two fiscal years, and the subsequent interim periods, prior to March 2000 there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference thereto in their report on the financial statements for such years.

     The Company requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated March 15, 2000, was filed with the Company's Current Report on Form 8-K dated March 10, 2000 and filed with the Securities and Exchange Commission on March 15, 2000.

AUDIT FEES

     Ernst & Young LLP billed the Company an aggregate of $520,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP billed the Company an aggregate of $150,000 in fees for professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     Ernst & Young LLP billed the Company an aggregate of $700,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000, including audit related services of $560,000 and non-audit services of $140,000. Audit related services generally include fees for business acquisitions, accounting consultations and pension audits.

     Financial information systems design and implementation fees consist entirely of fees billed by the Ernst & Young consulting group prior to its sale on May 27, 2000 to Cap Gemini, a separate French public company.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP, independent auditors, to be the Company's auditors for the year 2001 and recommends to stockholders that they vote for ratification of that selection.

     Ernst & Young LLP served in this capacity for the year 2000. Its representatives will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

     The selection of independent auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. Although stockholder ratification of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2001.

           SUBMISSION OF STOCKHOLDER PROPOSALS -- 2002 ANNUAL MEETING

     Any stockholder proposal which is to be included in the proxy materials for the 2002 annual meeting must be received by Nashua on or before November 28, 2001. Such proposals should be directed to Nashua Corporation, 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063, Attention: Suzanne L. Ansara, Assistant Secretary.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by Nashua. In addition to solicitations by mail, certain directors, officers and employees of Nashua may solicit proxies in person or by use of other communication media. Nashua will reimburse banks, brokerage firms and others for forwarding proxy materials to beneficial owners of Nashua common stock. Nashua has also engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies and has agreed to pay $7,000 and out-of-pocket expenses for such efforts.

     Nashua will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of Nashua's annual report filed with the Securities and Exchange Commission on Form 10-K for Nashua's fiscal year ended December 31, 2000 without exhibits. Requests for such report should be directed to Nashua Corporation, 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063,
Attention: Suzanne L. Ansara, Assistant Secretary. Exhibits to such Form 10-K will be provided upon request and payment of an appropriate processing fee.

                                 OTHER MATTERS

     If any other matters are properly brought before the annual meeting or any adjournments of the meeting, the persons named in the accompanying form of proxy intend to vote the proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

                                          ROBERT S. AMREIN
                                          Vice President, General
                                          Counsel and Secretary

Nashua, New Hampshire
March 28, 2001

                                                                      APPENDIX A

                               NASHUA CORPORATION
                     AUDIT/FINANCE AND INVESTMENT COMMITTEE
                                    CHARTER

ORGANIZATION

     This charter governs the operations of the Audit/Finance and Investment Committee (the Committee). The Committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The Committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will require the independent auditors provide a written document delineating all non-audit relationships between the auditor and the Company. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall report to the Securities and Exchange Commission and the New York Stock Exchange in accordance with rules and regulations for audit committees.

NASHUA CORPORATION

c/o EquiServe
P.O. Box 9398
Boston, MA  02205-9398


Nashua Stockholders:

The Annual Meeting of Stockholders of Nashua Corporation will be held at 10:00 a.m. on Tuesday, May 8, 2001, at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire.

The Proxies will vote your shares in accordance with your directions on this proxy card. If you sign and return the proxy card and do not indicate your choices, the Proxies will vote your shares in accordance with the directors' recommendations.

Please fill in the boxes to indicate how your shares should be voted, sign and date the proxy card and return it as soon as possible in the enclosed postpaid envelope. If you do not sign and return the proxy card, the Proxies cannot vote your shares at the Annual Meeting.

                                          Robert S. Amrein
                                          Vice President, General
                                          Counsel and Secretary


                                   DETACH HERE

[X]  Please mark votes
     as in this example.

NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, this proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

The Board of Directors Recommends a Vote FOR Proposal 1.

1. Election of Directors.

   Nominees: Andrew B. Albert, Sheldon A. Buckler, Avrum Gray,
             John M. Kucharski, George R. Mrkonic, Jr., Peter J.
             Murphy, James F. Orr III, Mark E. Schwarz

         For All Nominees      Withheld From All Nominees
               [  ]                       [  ]

         [  ] _________________________________________________
              For all nominees except as noted above

The Board of Directors Recommends a Vote FOR Proposal 2.

2. Ratification of Independent Auditors

                For       Against      Abstain
                [  ]       [  ]         [  ]



                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTPAID RETURN ENVELOPE.


Signature:________________________   Date:__________

Signature:________________________   Date: __________

                                   DETACH HERE



                                      PROXY

                               NASHUA CORPORATION

             PROXY for Annual Meeting of Stockholders - May 8, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoint(s) ROBERT S. AMREIN, JOSEPH R. MATSON and JOHN L. PATENAUDE and each of them attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to vote and act at the annual meeting of stockholders of Nashua Corporation, to be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on May 8, 2001 at 10:00 a.m., or any adjournment thereof, upon or in respect of all shares of stock of Nashua Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all the powers the undersigned would possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated March 28, 2001, receipt of which is hereby acknowledged.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS IN PROPOSAL 2 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT; IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS IN PROPOSAL 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE